Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Ritchie Bros. Auctioneers Incorporated
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Common shares	Common Shares, no par value per share	457(f)(1) 457(c)	79,265,182 (1)	$38.06	$5,182,619,424.64 (2)	0.0001102	$571,125 (3)
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$5,182,619,424.64 (2)		$571,125
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fees Due							$571,125

1
Relates to the maximum number of common shares, no par value per share (“RBA common shares”), of the registrant, Ritchie Bros. Auctioneers Incorporated, a company organized under the federal laws of Canada (“RBA”), issuable to holders of common stock, $0.01 par value per share (“IAA common stock”) and restricted stock units, performance restricted stock units, options, phantom stock awards and restricted stock awards of IAA, Inc., a Delaware corporation (“IAA”), upon completion of the merger of Impala Merger Sub 1, a Delaware corporation (“merger sub 1”) and a direct, wholly owned subsidiary of Ritchie Bros. Holdings, Inc., a Washington corporation (“US Holdings”), with and into IAA (the “First Merger”), with IAA surviving as an indirect wholly owned subsidiary of RBA and a direct wholly owned subsidiary of US Holdings (the “surviving corporation”), and immediately following the First Merger, the completion of the merger of the Surviving Corporation with and into Impala Merger Sub II, a Delaware corporation (“merger sub 2”), with Merger Sub 2 surviving as a direct wholly owned subsidiary of US Holdings (the “second merger”) and together with the First Merger, the “mergers”), as described in the joint proxy statement/prospectus contained herein. The amount of RBA common shares to be registered is equal to the sum of (A) the product of (i) 135,197,818 shares of IAA common stock multiplied by (ii) 0.5804 (the “exchange ratio”) plus (B) the sum of (a) (i) 234,142 the number of shares of IAA common stock issuable upon the exercise of IAA options outstanding as of December 7, 2022, (ii) 337,737.50 the number of shares of IAA common stock issuable upon the exercise of IAA restricted stock units outstanding as of December 7, 2022, (iii) 312,172.50 the number of shares of IAA common stock issuable upon the exercise of IAA performance restricted stock units outstanding as of December 7, 2022 multiplied by (b) the Equity Award Exchange Ratio (as defined in the merger agreement) plus (C) 50,986 the estimated maximum number of RBA common shares that are expected to be issuable for each outstanding IAA common stock upon the exercise of IAA phantom stock awards and IAA restricted stock awards, each outstanding as of December 7, 2022.

2
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The proposed maximum aggregate offering price is solely for the purposes of calculating the registration fee and was calculated based upon the market value of shares of IAA common stock (the securities to be cancelled in the mergers) in accordance with Rule 457(c) under the Securities Act as follows: the product of (a) $38.27, the average of the high and low prices per share of IAA common stock on December 7, 2022, as quoted on the NYSE, and (b) 136,169,717, the estimated maximum number of shares of IAA common stock that may be exchanged for the RBA shares being registered.

3	Calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.